UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

McDermott International, Inc.

(Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	001-08430	72-0593134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (281) 870-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the

Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

We held our Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, September 26, 2018, in London, England. Set forth below are the final voting results on each matter submitted to a vote of stockholders at the Annual Meeting. Each proposal is described in more detail in our Proxy Statement for the Annual Meeting dated August 10, 2018.

Proposal 1: The stockholders elected each of the eleven director nominees to our Board of Directors for a term extending until our 2019 Annual Meeting of Stockholders, with the voting results as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Forbes I. J. Alexander	119,675,443	1,607,711	38,134,649
Philippe Barril	119,245,274	2,037,880	38,134,649
John F. Bookout, III	117,200,328	4,082,826	38,134,649
David Dickson	119,373,033	1,910,121	38,134,649
L. Richard Flury	109,565,196	11,717,958	38,134,649
W. Craig Kissel	109,924,445	11,358,709	38,134,649
Gary P. Luquette	117,444,288	3,838,866	38,134,649
James H. Miller	119,649,640	1,633,514	38,134,649
William H. Schumann, III	119,259,161	2,023,993	38,134,649
Mary L. Shafer-Malicki	119,324,241	1,958,913	38,134,649
Marsha C. Williams	109,051,475	12,231,679	38,134,649

Proposal 2: The stockholders approved the advisory vote on executive compensation, with the voting results as follows:

For	Against	Abstentions	Broker Non-Votes
117,205,565	3,657,747	419,842	38,134,649

Proposal 3: The stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, with the voting results as follows:

For	Against	Abstentions
157,591,939	1,525,107	300,757

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

99.1	Press Release dated September 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL, INC.

By:	/s/ Stuart Spence
Stuart Spence
Executive Vice President and Chief Financial Officer

September 26, 2018